UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2012

FULUCAI PRODUCTIONS LTD.
Exact name of registrant as specified in its charter

Nevada	000-54154	68-0680436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

161 Silverado Ponds Way S.W., Calgary, Alberta	T2X0B7
(Address of principal executive offices)	(Zip Code)

(403) 630-4319
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors or Certain Officers:

On September 5, 2012, Ms. Jennifer Serek resigned as President, Chief Executive Officer and Treasurer of FuLuCai Productions Ltd. (the “Company”).

Ms. Serek remains the Secretary and a Director of the Company.

Election of Directors

On September, Mr. John Carl Anderson was elected a director of the Company.

Appointment of Certain Officers:

On September 5 2012, the Board of Directors appointed John Carl Anderson the President, Chief Executive Officer and Treasurer of the Company.

John Carl Anderson – Age 45

From 2005 to Present, John Anderson, Olympic and Team Canada Equestrian team member created Rocky Mountain Show Jumping located on the Anderson Ranch in the fall of 2005.

Rocky Mountain Show Jumping operates in Calgary, Alberta, and was formed for the purpose of finding and developing quality show jumping horses to offer for sale to all levels of competition. From riders just beginning their show jumping career, to experienced riders looking for international level jumpers, Rocky Mountain Show Jumping has access to horses to fit all needs. Horses are bought and sold under the supervision and training of Canadian Equestrian Team member John Anderson. Rocky Mountain Show Jumping is responsible for hosting International Show Jumping Tournaments. They commit themselves to hosting quality events for exhibitors of all levels. Their objective: to bring international equine knowledge to the community, and increase the level of the sport by providing horses & training of a higher quality, as well as provide Show Jumping events for riders of all levels to tune their skills.

From 1995 to the fall of 2005 Mr. Anderson was an Investment Advisor at Nesbit Burns Calgary while maintaining an active show jumping and trading schedule.

Mr. Anderson is not a director or officer of any other reporting issuers.

Mr. Anderson currently holds no other positions with the Company. Mr. Anderson has no family relationships with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers. On June 29, 2012, the Company finalized negotiations with Equine Venture Group, Inc. (“Equine”) and entered into an acquisition agreement with Equine and Equine’s sole shareholder, Jennifer Serek, the Company’s current Secretary and Director (“Serek”) to acquire all of the issued and outstanding shares of Equine. The transaction has not yet closed. Mr. Anderson is currently negotiating with Ms. Serek to acquire shares of Equine.

Other, than the possible acquisition of shares of Equine by Mr. Anderson described above, there is no material plan, contract or arrangement (whether or not written) to which Mr. Anderson is a party or in which he participates that is entered into or material amendment in connection with the Company’s appointment of Mr. Anderson, or any grant or award to Mr. Anderson or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Anderson. Mr. Anderson may acquire shares of the Company pursuant to the acquisition agreement between the Company and Equine on closing should he acquire shares of Equine from Ms. Serek.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULUCAI PRODUCTIONS LTD.

Dated: September 6, 2012	By:	/s/ John Carl Anderson
	Name:	John Carl Anderson
`	Title:	Chief Executive Officer, President, Treasurer and Director